UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

______________

CAPITAL PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)

______________

Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914
(Address of principal executive offices)

(401) 435-7171
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.07.Submission of Matters to a Vote of Security Holders.

(a) Election of Directors.  On April 29, 2014, Capital Properties, Inc. (the “Registrant”) held its 2014 Annual Meeting of Shareholders (the “Meeting”) in Providence, Rhode Island.  Of the 6,599,912 shares of the Registrant’s Class A common stock outstanding as of the record date, 5,057,515 shares of Class A common stock were present or represented by proxy at the Meeting.  At the Meeting, the shareholders voted to elect five directors to serve for terms of one year and until their successors are elected and qualified.  The voting results from the Meeting were as follows:

ELECTION OF DIRECTORS:

	For	Withheld
Robert H. Eder	4,951,083	106,432
Todd D. Turcotte	4,949,253	108,262
Alfred J. Corso	5,051,677	5,838
Craig M. Scott	4,922,919	64,596
Harris N. Rosen	5,051,752	5,763

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: May 2, 2014	By:	/s/ Barbara J. Dreyer
Barbara J. Dreyer
Treasurer